UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 05, 2024

Revolution Medicines, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39219	47-2029180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Saginaw Drive
Redwood City, California		94063
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 481-6801

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 Par Value per Share	RVMD	The Nasdaq Stock Market LLC
Warrants to purchase 0.1112 shares of common stock expiring 2026	RVMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 7, 2024, Revolution Medicines, Inc. (the “Company”) announced its financial results for the quarter ended June 30, 2024. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K and the attached Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2024, the board of directors (the “Board”) of the Company increased the authorized size of the Board to ten directors and appointed Frank K. Clyburn, Jr. as a member of the Board. Mr. Clyburn will serve as a Class II director, with an initial term expiring at the Company’s 2025 annual meeting of stockholders. The Company determined that Mr. Clyburn qualifies as an “independent director” for purposes of the Nasdaq Stock Market LLC listing standards.

Mr. Clyburn served as the Chief Executive Officer and on the board of directors of International Flavors & Fragrances Inc. (“IFF”), a food ingredients, beverage, scent, healthcare and biosciences company, from February 2022 to February 2024. Prior to joining IFF, Mr. Clyburn served as Executive Vice President and Division President of Human Health at Merck & Co., Inc. from March 2021 to January 2022. Before that, Mr. Clyburn held various leadership positions at Merck from November 2009 to January 2022 and was responsible for building Merck’s oncology business unit and leading its Keytruda franchise from its inception. Previously, Mr. Clyburn served as Vice President & Head of U.S. Internal Medicine and Oncology Business at Sanofi Aventis, a pharmaceutical company, and held various management positions of increasing responsibility within the company from 1994 to 2008. From 1987 to 1994, Mr. Clyburn held various sales positions at Marion Laboratories. Mr. Clyburn previously served on the board of directors of DuPont de Nemours, Inc., a multi-industry specialty solutions company, from June 2019 to January 2022. Mr. Clyburn received an M.B.A. from Arizona State University and a B.A. in Economics from Franklin & Marshall College.

Pursuant to the Company’s Non-Employee Director Compensation Program, Mr. Clyburn was automatically granted an option to purchase 27,744 shares of the Company’s common stock (the “Initial Option”) and 6,932 restricted stock units (the “Initial RSUs”) upon his appointment to the Board. The Initial Option will vest in substantially equal monthly installments for three years from the date of appointment, and the Initial RSUs will vest in substantially equal quarterly installments over a three-year period beginning on a specified quarterly vesting date, in each case, subject to continued service through the applicable vesting date.

Mr. Clyburn is entitled to the compensation described under the caption “Director Compensation” in the Company’s Proxy Statement filed with the SEC on April 25, 2024, as provided for by the Company’s Non-Employee Director Compensation Program. The Company also entered into its standard form of indemnification agreement for directors and officers with Mr. Clyburn, which was filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-235968) initially filed with the SEC on January 17, 2020.

There are no arrangements or understandings between Mr. Clyburn and any other persons pursuant to which Mr. Clyburn was appointed as a director and there are no transactions in which Mr. Clyburn has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 7, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVOLUTION MEDICINES, INC.

Date:	August 7, 2024	By:	/s/ Mark A. Goldsmith
Mark A. Goldsmith, M.D., Ph.D. President and Chief Executive Officer